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                                                                     EXHIBIT 2.4


                               AMENDMENT NO. 1 TO
                             STOCKHOLDERS AGREEMENT

         THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT, dated as of July 15, 1999, is among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("INFINITY"), LEVINE INVESTMENTS LIMITED PARTNERSHIP, an Arizona limited partnership, BRN PROPERTIES LIMITED PARTNERSHIP, an Arizona limited partnership, Arturo R. Moreno, Carole D. Moreno and William S. Levine (each a "STOCKHOLDER", and collectively, the "STOCKHOLDERS").

         WHEREAS, the parties have entered into the Stockholders Agreement, dated May 27, 1999, providing for certain matters with respect to the shares of stock of Outdoor Systems, Inc. held by the Stockholders (the "ORIGINAL AGREEMENT"); and

         WHEREAS, the parties wish to amend the Original Agreement, upon the terms and subject to the conditions herein.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements therein contained, the parties hereby agree, in accordance with Section 11(d) of the Original Agreement, as follows:

         1. AMENDMENTS TO ORIGINAL AGREEMENT. Section 4(i) of the Original Agreement is hereby amended to read in its entirety as follows:

         (a) RESTRICTION ON TRANSFER OF SHARES OF INFINITY COMMON STOCK. Each Stockholder agrees that William S. Levine and Levine Investments Limited Partnership, as a group (the "LEVINE GROUP"), and Arturo R. Moreno, Carole D. Moreno, and BRN Properties Limited Partnership, as a group (the "MORENO GROUP"), will not effect any Disposition of an aggregate number of shares of Infinity Common Stock received by such Stockholder (x) in the Merger or (y) following the Effective Time, upon the exercise or payment of OSI Stock Options assumed by Infinity pursuant to the Merger Agreement (such shares are collectively referred to as the "RESTRICTED SHARES"), in excess of:

                  (i) during the first year following the Effective Time, Restricted Shares having a fair market value measured at the time of sale not to exceed $100 million in the aggregate by the Levine Group and $100 million in the aggregate by the Moreno Group; and

                  (ii) during the second year following the Effective Time, a number of Restricted Shares equal to, for each of the Levine Group and the Moreno Group, the sum of (A) 50% of the total number of Restricted Shares held or purchasable upon the exercise or payment of OSI Stock Options on the first anniversary of the Effective Time, plus (B) Restricted Shares having a fair market value not to exceed $100 million, less the aggregate fair market value measured at the time of sale of Restricted Shares sold pursuant to clause (i) of this Section 4(i).

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         Notwithstanding clauses (i) and (ii) of this 4(i) and in addition to any Dispositions in accordance with said clauses (i) and (ii):

                  (x) The Levine Group may effect Dispositions of additional Restricted Shares as security for borrowing or margin loans from commercial lenders or broker-dealers up to a maximum number of Restricted Shares with a fair market value which, when added to the then fair market value of other Restricted Shares pledged or encumbered after the Effective Time in connection with similar borrowings or margin loans, will not exceed $125 million; and

                  (y) The Moreno Group may effect Dispositions of additional Restricted Shares as security for borrowings or margin loans from commercial lenders or broker-dealers up to a maximum number of Restricted Shares with a fair market value which, when added to the then fair market value of other Restricted Shares pledged or encumbered after the Effective Time in connection with similar borrowings or margin loans, will not exceed $100 million.

         The parties hereto agree that all restrictions on Dispositions under this Agreement shall terminate on the second anniversary of the Effective Time.

         (b) RELIANCE BY INFINITY AND BURMA ACQUISITION. Each Stockholder understands and acknowledges that Infinity and Burma Acquisition are entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         2. REPRESENTATIONS AND WARRANTIES OF INFINITY. Infinity hereby represents and warrants to each Stockholder that Infinity has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement by Infinity will not violate any other material agreement to which Infinity is a party. In addition, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been duly authorized by the board of directors of Infinity and (ii) do not and will not violate any provision of the certificate of incorporation or by-laws of Infinity. This Agreement has been duly and validly executed and delivered by Infinity and constitutes a valid and binding agreement of Infinity, enforceable against it in accordance with its terms.

         3. FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         4. TERMINATION. The covenants and agreements contained herein shall terminate (i) in the event the Merger Agreement is terminated in accordance with its


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terms, upon such termination and (ii) in the event the Merger is consummated, at the Effective Time, except that the provisions of Section 4(i) hereof shall survive any such termination, PROVIDED, in each case, that the provisions of
Section 10 hereof shall survive any termination of this Agreement, and PROVIDED, FURTHER, that no termination of this Agreement shall relieve any party of liability for a breach hereof.

         5. STOCKHOLDER CAPACITY. No person executing this Agreement who is or becomes during the term hereof a director or officer of OSI makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Owned Shares, and as the beneficiary of contractual rights with respect to the M-K Link Shares.

         6. CONFIRMATION. Except as amended by this Amendment No. 1, the Original Agreement shall remain in full force and effect.

         7. INSTRUMENTS TO BE READ TOGETHER. This Amendment No. 1 shall form a part of the Original Agreement for all purposes and the Original Agreement and this Amendment No. 1 shall henceforth be read together.

         8. COUNTERPARTS. This Amendment No. 1 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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         IN WITNESS WHEREOF, Infinity and each Stockholder have caused this
Agreement to be duly executed as of the day and year first above written.

                               INFINITY BROADCASTING CORPORATION


                               By: /s/ Fand Suleman
                                   --------------------------------------
                               Name: Fand Suleman
                               Title: Executive Vice President, Chief Financial
                                      Officer and Treasurer

                               STOCKHOLDERS

                               /s/ William S. Levine
                               ------------------------------------------
                               William S. Levine


                               /s/ Arturo R. Moreno
                               ------------------------------------------
                               Arturo R. Moreno


                               /s/ Carole D. Moreno
                               ------------------------------------------
                               Carole D. Moreno



                               LEVINE INVESTMENTS LIMITED PARTNERSHIP

                               By:  William S. Levine, Its Sole
                                    General Partner


                               /s/ William S. Levine
                               ------------------------------------------
                               William S. Levine



                               BRN PROPERTIES LIMITED PARTNERSHIP

                               By:  Arturo R. Moreno, Its Sole
                                    General Partner


                               /s/ Arturo R. Moreno
                               ------------------------------------------
                               Arturo R. Moreno


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